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                                                                   Exhibit 10.85

                             EMPLOYMENT AGREEMENT

      THIS EMPLOYMENT AGREEMENT is made and effective as of the 1st day of August, 1999, by and between INDUSTRIAL EXPORTADORA FAMIAN, S.A. de C.V., a corporation formed under the laws of the United Mexican States (the "Company"). and Mario Alberto Haddad Yunes (the "Employee"), with respect to the following facts:

                  A. On the date hereof, the Company has purchased all the issued and outstanding shares (the "Shares") of the capital stock of Industrial Exportadora Famian, S.A. de C.V. and Coordinados Elite, S.A. de C.V. (the "Manufacturers").

                  B. As a material condition to the Company's purchase of the Shares, each of the Employees has agreed to be employed by the Company, on the terms and conditions set forth in this Agreement.

                  C. ACCORDINGLY, on the basis of the representations, warranties and covenants contained herein, the parties hereto agree as follows:

            5. EMPLOYMENT
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                  5.1  Employment. The Company hereby employs the Employee as
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Finished Product Director of each of the Manufacturers, and the Employee hereby accepts such employment, on the terms and conditions set forth below, to perform during the term of this Agreement such services as are required hereunder.

                  1.2  Duties. The Employee shall render such services to each
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of the Manufacturers, and shall perform such duties and acts, at such times and places, as reasonably may be required by the Board of Directors of the Manufacturers in connection with any aspect of the Manufacturers' businesses.

                  1.3  Performance of Duties. The Employee shall devote his
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entire productive time, ability and attention to his duties hereunder and shall diligently and conscientiously use his best efforts to further the Manufacturers' business.

                  1.4  Trade Secrets. The Employee shall not, without the prior
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written consent of the Company's Board of Directors in each instance, disclose or use in any way, either during his employment by the Company or thereafter, except as required in the course of such employment, any confidential business or technical information or trade secret of the Company acquired in the course of such employment, whether or not patentable, copyrightable or otherwise protected by law, and whether or not conceived of or prepared by him (collectively, the "Trade Secrets"), including, without limitation, any confidential information concerning customer lists, products, procedures, operations, investments, financing, costs, employees, purchasing, accounting, marketing, merchandising, sales, salaries, pricing, profits and plans for future development, the identity, requirements, preferences, practices and methods of doing business of specific parties with whom the Company transacts business, and all other information which is related to any product, service or business of the Company, other than information which is generally known in the industry in which the Company transacts business or is acquired from public sources or was known to the Employee prior to the date hereof; all of which Trade Secrets are the exclusive and valuable property of the Company.

                  1.5  Tangible Items. All files, accounts, records, documents,
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books, forms, notes, reports, memoranda, studies, compilations of information, correspondence and all copies, abstracts and summaries of the foregoing, and all other physical items related to the Company, other than a merely personal item, whether of a public nature or not, and whether prepared by the Employee or not, are and shall remain the exclusive property of the Company and shall not be removed from the premises of the

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Company, except as required in the course of employment by the Company. without the prior written consent of the Company's Board of Directors in each instance, and the same shall be promptly returned to the Company by the Employee on the expiration or termination of his employment by the Company or at any time prior thereto upon the request of the Company.

                  1.6  Solicitation of Employees. During his employment by the
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Company and for one (1) year thereafter (such period not to include any period of violation hereof by the Employee or period which is required for litigation to enforce this paragraph and during which the Employee is in violation hereof), the Employee shall not, directly or indirectly, either for his own benefit purposes or the benefit of purposes of any other person employ or offer to employ, call on, solicit, interfere with or attempt to divert or entice away any employee or independent contractor of the Company (or any person whose employment or status as an independent contractor has terminated within the twelve (12) months preceding the date of such solicitation) in any capacity if that person possesses or has knowledge of any Trade Secrets of the Company.

                  1.7  Injunctive Relief. The Employee hereby acknowledges and
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agrees that it would be difficult to fully compensate the Company for damages resulting from the breach or threatened breach of Sections 1.4, 1.5 or 1.6 and, accordingly, that the Company shall be entitled to temporary and injunctive relief, including temporary restraining orders, preliminary injunctions and permanent injunctions, to enforce such provisions without the necessity of proving actual damages and without the necessity of posting any bond or other undertaking in connection therewith. This provision with respect to injunctive relief shall not, however, diminish the Company's right to claim and recover damages.

                  1.8  Liquidated Damages. The Employee acknowledges and agrees
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that the breach or threatened breach of Sections 1.4, 1.5 or 1.6 would result in substantial damage to the businesses of the Company and that it is and will be impracticable to determine the actual monetary amount of such damages. Accordingly, the Employee and the Company hereby agree that such damages shall be presumed to be in the amount of U.S. $996,675.20 and, in the event of the breach or the threatened breach of Sections 1.4, 1.5 or 1.6, the Employee shall pay to the Company in cash an amount equal to U.S. $996,675.20 and, to the extent that the Company then owes to the Employee any amount under this Agreement, that certain Agreement for Purchase of Stock dated as of August 1, 1999, the Company may set off against such amount a sum equal to U.S. $996,675.20. This provision with respect to the liquidated damages reflects the parties' best estimate of the actual damages that would be sustained by the Company in the event of the breach or threatened breach of Sections 1.4, 1.5 or
1.6 and not a penalty or forfeiture. The Employee's obligations under this
Section 1.8 shall be in addition to any liability he may have to the Company as a result of the breach or threatened breach of Sections 1.4, 1.5 or 1.6.

                  1.9  "Company". For the purposes of Sections 1.4, 1.5, 1.6.
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1.7 and 1.8, the term "Company" shall mean Tag Mex, Inc. and each of its parent, subsidiary and affiliated companies, including, but not limited to, the Manufacturers.

            2.0 COMPENSATION
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                  2.1  Compensation. As the total consideration for the services
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which the Employee renders hereunder, the Employee shall be entitled to the following:

                  (i) an annual base salary of U.S. $120,000.00, less any applicable deduction therefrom for income tax or other applicable withholdings, payable semi-monthly;

                  (ii) participation in all plans or programs sponsored by the Manufacturers for employees in general, including, but not limited to, participation in any group health plan, medical reimbursement plan, life insurance plan, pension and profit sharing plan, or stock option plan.

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            3. TERM AND TERMINATION
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                  3.1  Term. Unless sooner terminated pursuant to Section 3.2
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hereof, the term of the Employee's relationship with the Company under Section
1.1 shall be for the period (the "Term") commencing on the date hereof and ending on December 31, 2002.

                  3.2  At Will Relationship. The Employee and the Company each
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hereby acknowledges and agrees that, except as expressly set forth in Section
3.3, (i) the Employee's relationship with the Company under this Agreement is AT WILL and can be terminated at the option of either the Employee or the Company in his or its sole and absolute discretion, for any or no reason whatsoever, with or without cause, (ii) no representations, warranties or assurances have been made concerning the length of such relationship or the aggregate amount of compensation to be received by the Employee and (iii) after the termination of his employment by the Company, the Employee shall have no right, title or interest in or claim to any revenues received by the Company from any person for any goods sold or services rendered by the Company to such person, whether or not the Employee was the cause, in whole or in part, for such person to purchase such goods from the Company or to retain the Company to perform such services.

                  3.3  Duties Upon Termination. In the event that the Employee's
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employment by the Company under this Agreement is terminated, neither the
Company nor the Employee shall have any remaining duties or obligations hereunder, except that (i) the Company shall promptly pay to the Employee, or his estate, all reimbursable expenses incurred by the Employee hereunder as of such date and such compensation as is due pursuant to Section 2.1, prorated through the date of termination, and (ii) the Employee shall continue to be bound by Sections 1.4, 1.5, 1.6 and 1.7.

            4. MISCELLANEOUS
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                  4.1  Severable Provisions. The provisions of this Agreement
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are severable, and if any one or more provisions may be determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions, and any partially unenforceable provisions to the extent enforceable, shall nevertheless be binding and enforceable.

                  4.2  Successors and Assigns. All of the terms, provisions and
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obligations of this Agreement shall inure to the benefit of and shall be binding upon the parties hereto and their respective heirs, representatives, successors and assigns. Notwithstanding the foregoing, neither this Agreement nor any rights hereunder shall be assigned, pledged, hypothecated or otherwise transferred by the Employee without the prior written consent of the Company in each instance.

                  4.3  Governing Law. The validity, construction and
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interpretation of this Agreement shall be governed in all respects by the laws of the State of California applicable to contracts made and to be performed wholly within that State.

                  4.4  Consent to Jurisdiction. Each party hereto, to the
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fullest extent it may effectively do so under applicable law, irrevocably (i)
submits to the exclusive jurisdiction of any court of the State of California or the United States of America sitting in the City of Los Angeles over any suit, action or proceeding arising out of or relating to this Agreement, (ii) waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the establishment of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum, (iii) agrees that a final judgment in any such suit, action or proceeding brought in any such court shall be conclusive and binding upon such party and may be enforced in the courts of the United States of America, the State of California or the United Mexican States (or any other courts to the jurisdiction of which such party is or may be subject) by a suit upon such judgment and (iv) consents to process being served in any such suit, action or proceeding by mailing a copy thereof by registered or certified air mail, postage prepaid, return receipt requested, to

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CT Corporation at 818 West Seventh Street, Los Angeles, California 90017 (and
each party hereby irrevocably appoints CT Corporation as its lawful agent to accept such service of process on behalf of such party). Each party agrees that such service (i) shall be deemed in every respect effective service of process upon such party in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by law, be taken and held to be valid personal service upon and personal delivery to such party.

                  4.5  Headings. Section and subsection headings are not to be
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considered part of this Agreement and are included solely for convenience and reference and in no way define, limit or describe the scope of this Agreement or the intent of any provisions hereof.

                  4.6  Entire Agreement. This Agreement constitutes the entire
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agreement between the parties hereto pertaining to the subject matter hereof, and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, relating to the subject matter of this Agreement. No supplement, modification, waiver or termination of this Agreement shall be valid unless executed by the party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided. Nothing in this Agreement shall impede the parties' exercise of their respective rights under that certain Agreement for Purchase of Assets of even date herewith, between the parties hereto, among others, or the other agreements referred to therein.

                  4.7  Notices. Any notice or other communication required or
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permitted hereunder shall be in writing and shall be deemed to have been given
(i) if personally delivered, when so delivered, (ii) if mailed, one (1) week after having been placed in the United States mail, registered or certified, postage prepaid, addressed to the party to whom it is directed at the address set forth below or (iii) if given by telex or telecopier, when such notice or other communication is transmitted to the telex or telecopier number specified below and the appropriate answerback or telephonic confirmation is received. Either party may change the address to which such notices are to be addressed by giving the other party notice in the manner herein set forth.

                  4.8  Attorneys' Fees. In the event any party takes legal
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action to enforce any of the terms of this Agreement, the unsuccessful party to such action shall pay the successful party's expenses, including attorneys' fees, incurred in such action.

                  4.9  Third Parties. Nothing in this Agreement, expressed or
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implied, is intended to confer upon any person other than the Company or the
Employee any rights or remedies under or by reason of this Agreement.

                  4.10 Construction. This Agreement was reviewed by legal
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counsel for each party hereto and is the product of informed negotiations between the parties hereto. If any part of this Agreement is deemed to be unclear or ambiguous, it shall be construed as if it were drafted jointly by the parties. Each party hereto acknowledges that no party was in a superior bargaining position regarding the substantive terms of this Agreement.

                  4.11 Arbitration. Any controversy arising out of or relating
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to this Agreement or the transactions contemplated hereby shall be referred to arbitration before the American Arbitration Association strictly in accordance with the terms of this Agreement and the substantive law of the State of California. The board of arbitrators shall convene at a place mutually acceptable to the parties in the State of California and, if the place of arbitration cannot be agreed upon, arbitration shall be conducted in Los Angeles. The parties hereto agree to accept the decision of the board of arbitrators, and judgment upon any award rendered hereunder may be entered in any court having jurisdiction thereof. Neither party shall institute a proceeding hereunder until that party has furnished to the other party, by registered mail, at least thirty (30) days prior written notice of its intent to do so.

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            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date and year first set forth above.

                  Company:     INDUSTRIAL EXPORTADORA FAMIAN, S.A. de C.V.


                               By /s/ Gerard Guez
                                 -----------------------------------------------
                               Authorized Representative
                               3151 East Washington Boulevard
                               Los Angeles, California 90023
                               Attention: President
                               Telecopier:(323) 881-0368


                   Employee:   /s/ Mario Alberto Haddad Yunes
                               -------------------------------------------------
                               Mario Alberto Haddad Yunes
                               Calle Guillermo Prieto No. 200
                               Fraccionamiento Reforma, C.P. 75770
                               Tehuacan, Puebla

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